UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 26, 2016)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 31 2016, Armstrong World Industries, Inc. (the “Company”) issued a press release announcing its third quarter 2016 consolidated financial results. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 26, 2016, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company completed a review of the Company’s legacy form of severance and change in control agreements for certain of its executive officers. Following such review, the Committee approved (i) an updated form of severance agreement (the “Severance Agreement”), which consolidates and updates the terms and conditions of the Company’s legacy forms, and (ii) the use of the Severance Agreement for Victor D. Grizzle, the Company’s Chief Executive Officer, and certain of its executive officers, namely Charles M. Chiappone, David S. Cookson, Mark A. Hershey, Brian L. MacNeal, Stephen F. McNamara and Ellen R. Romano. The Severance Agreement will supersede and replace any existing severance and change in control agreements between the Company and such individuals.

Pursuant to the Severance Agreements, each executive will be entitled to receive: (i) certain cash severance benefits (“Severance”) if the executive’s employment is terminated by the Company (other than: (a) for Cause, (b) by reason of death or Disability, (c) by the executive without Good Reason, or (d) in connection with a Change in Control (as such terms are defined in the Severance Agreement)) or (ii) certain cash severance benefits (“CIC Severance”) if the executive’s employment is terminated by the Company following a Change in Control (other than: (a) for Cause, (b) by reason of death or Disability, or (c) by the executive without Good Reason).

The amount for Severance and CIC Severance is equal to (i) a multiple of the executive’s then-current annual base salary plus his or her target annual incentive under the Company’s annual incentive program, payable in lump sum, and (ii) a pro-rated annual incentive bonus based on actual performance for the year of termination, payable at the time that bonuses are paid to employees of the Company generally.

For Severance, the multiple is equal to one (1) times for Mr. McNamara, one and one-half (1.5) times for Messrs. Chiappone, Cookson, Hershey, MacNeal and Ms. Romano, and two (2) times for Mr. Grizzle. For CIC Severance, the multiple is equal to one and one-half (1.5) times for Mr. McNamara, two (2) times for Messrs. Chiappone, Cookson, Hershey, MacNeal and Ms. Romano, and two and one-half (2.5) times for Mr. Grizzle.

As a condition to receiving severance benefits, each executive must sign a release of claims.

The foregoing summary of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the agreements, which are attached as Exhibit 10.1, and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 31, 2016, the Company issued a press release announcing that it will report its third quarter 2016 consolidated financial results via a webcast and conference call on Monday, October 31, 2016 at 11:00 a.m. Eastern Time which can be accessed through the “Investors” section of the Company’s website, www.armstrongceilings.com. The full text of the press release is attached hereto as Exhibit 99.1. During its report, the Company will reference a slide presentation, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Severance Agreement for Certain Officers, approved for use on October 26, 2016

99.1	Press Release of Armstrong World Industries, Inc. dated October 31, 2016

99.2	Earnings Call Presentation Third Quarter 2016 dated October 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: October 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Severance Agreement for Certain Officers, approved for use on October 26, 2016

99.1	Press Release of Armstrong World Industries, Inc. dated October 31, 2016

99.2	Earnings Call Presentation Third Quarter 2016 dated October 31, 2016